UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2017

FIRST BANCORP.

(Exact Name of Registrant as Specified in its Charter)

001-14793

(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon

San Juan, Puerto Rico 00908-0146

(Address of Principal Executive Offices) (Zip Code)

(787) 729 8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02 (e) Compensatory Arrangements of Certain Officers

On June 29, 2017, the independent members of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”), upon the recommendation of the Compensation and Benefits Committee (the “Compensation Committee”), approved a new executive compensation program that will apply to the Corporation’s executive officers as a result of the sale by the United States Department of the Treasury (the “Treasury”) on May 10, 2017 of its remaining 10,291,553 shares of the Corporation’s common stock. The new compensation program applicable to the Corporation’s executives will be effective beginning July 1, 2017. The compensation program is intended to align executive compensation with the Corporation’s performance and with current market competitive conditions while also discouraging the Corporation’s executives from taking unnecessary or excessive risks that could adversely affect the Corporation’s financial condition or performance. In addition, on June 29, 2017, the Board determined the payout target criteria for the 2017 short-term and long-term incentive awards, made transition awards and adopted stockholder ownership requirements applicable to executive officers.

As a result of the Treasury’s sale, the Corporation is no longer subject to the compensation-related restrictions under TARP, which substantially limited the Corporation’s ability to award short-term and long-term incentives to the Corporation’s executives. In addition, upon the Treasury’s sale, certain of the Corporation’s officers were required to forfeit pursuant to TARP compensation-related restrictions approximately 2.9 million shares of restricted stock they received throughout the period the Corporation was subject to TARP. The new compensation program was established by the Compensation Committee with the advice and guidance of its independent compensation consultant, Pearl Meyer. Following is a discussion about the pay for performance and market competitiveness goals followed by a discussion about the compensation program, transition awards and the executive officer stockholder ownership requirements.

New Executive Compensation Program

Pay for Performance. The compensation structure reflects the belief that executive compensation must, to a large extent, be at risk so that the amount earned depends on the achievement of rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. Actual incentive payouts will be larger if target performance is exceeded and smaller if target performance is not achieved.

Market Competitiveness. The Board will target total executive compensation, consisting of base salaries, and annual and long-term target incentive opportunities within the 50th and the 75th percentile range of survey and peer group compensation data with individual decisions within that range based upon market competitiveness, the Corporation’s performance, individual performance, experience, and responsibilities and other factors the Board deems relevant. While the philosophy is to set total compensation for executives within the 50th and the 75th percentile range of the comparative compensation data, variances from that range may result from the Board’s assessment of competitive or recruiting pressures in the market for executive talent.

Base Salary: The new compensation program for executive officers maintains the current levels of cash salary through calendar year 2017.The payment of additional salary amounts currently paid in the form of stock will continue through the second quarter of 2018 and will be eliminated at such time.

Short-Term Incentive: Executives will be eligible to receive bonuses under the program based on a percentage of their base salary and the achievement of the following performance criteria:

•	Corporate Profitability Measures: Adjusted Net Income; Pre-tax Pre-provision Net Income

•	Corporate Asset Quality & Risk Management: Non-performing Assets; Classified Asset Ratio

•	Individual performance, including annual goals

The short-term performance metrics are established for three different possible payout levels (minimum threshold, target and maximum). If the target performance metrics established by the Board are fully met, the target payout amount would be met. Actual earned awards may range from 0 to 1.5 times the target award based on performance. Approximately 20% to 25% of an executive’s total direct compensation is expected to consist of a target annual award opportunity.

2017 Short-Term Incentive: The Board approved target payouts in 2018 of the short-term incentive based upon 2017 performance at the following percentages of base salary for the named executive officers:

Target Opportunity as a
Named Executive Officer	Percentage of Base Salary
Aurelio Aleman, President and CEO	80%
Orlando Berges, Executive Vice President and CFO	50%
Calixto Garcia-Velez, Executive Vice President	50%
Cassan Pancham, Executive Vice President	40%
Donald Kafka, Executive Vice President and COO	50%

Given the applicability of TARP-related compensation restrictions during the portion of 2017 prior to the Treasury’s sale of its remaining shares of the Corporation’s common stock, the amount of the actual earned cash award for 2017 will be prorated for the last six months of 2017.

Long-Term Incentive: Provides a variable pay opportunity for long-term performance through a combination of performance shares and restricted stock. The equity long-term incentive program is designed to reinforce the long-term alignment of the Corporation’s executives with the interests of our stockholders. The aggregate value of the performance shares and restricted stock will be determined based upon a qualitative assessment of the achievement by executives of their individual goals for the prior year and at three different possible aggregate equity valuation levels (minimum threshold, target and maximum). If the individual’s target performance is fully met, the target equity valuation would be met. The value of the actual equity awards may range from 0 to 1.5 times the target value based on individual performance. Approximately 20% to 25% of an executive’s total direct compensation is expected to consist of a target long term equity award opportunity.

The Board has determined that 60% of the long-term incentive award value based upon prior year performance will be in performance shares and 40% will be in restricted stock with the following terms:

•	Performance Shares—The payout of the performance shares will depend upon the achievement of a pre-established corporate tangible book value per share goal at the end of a three-year period. All of the performance shares will vest if performance is at the pre-established performance goal level or above. To the extent that performance is below the target but at or above a pre-defined minimum threshold, a proportionate amount of the performance shares will vest. No performance shares will vest if performance is below the threshold.

•	Restricted Stock—Restricted stock will vest over a three-year period as follows: fifty percent (50%) of the shares will vest on the second anniversary date of the grant of the award and the remaining fifty percent (50%) will vest on the third anniversary date of the grant of the award.

2017 Long-Term Incentive: The Board approved target values for the long-term incentive to be issued in 2018 at the following percentages of base salary for the named executive officers, subject to the qualitative assessment of 2017 performance, as described above:

Target Value as a
Named Executive Officer	Percentage of Base Salary
Aurelio Alemán, President and CEO	115%
Orlando Berges, Executive Vice President and CFO	45%
Calixto García-Vélez, Executive Vice President	40%
Cassan Pancham, Executive Vice President	50%
Donald Kafka, Executive Vice President and COO	50%

2017 Transition Compensation

To transition from the current compensation structure to the new compensation structure described above and to motivate the executives’ continued commitment to the successful execution of the Corporation’s strategic objectives, the Board approved a one-time cash Transition Award ranging from 30% to 50% of the executive’s current base salary (depending on the position) of certain executives, to be paid out over a four-quarter period subject to their continued employment with the Corporation.

The total amount of the Transition Award made to each applicable named executive officer is indicated below:

Named Executive Officer	Transition Award
Aurelio Alemán, President and CEO	$815,150
Orlando Berges, Executive Vice President and CFO	$300,000
Calixto García-Vélez, Executive Vice President	$181,500
Cassan Pancham, Executive Vice President	$180,000

Executive Officer Stock Ownership Guidelines

The Board also approved Executive Officer Stock Ownership Guidelines that are intended to reinforce executive officers’ focus on long-term shareholder value creation as follows:

Position	Target Ownership Guidelines
Chief Executive Officer	3x base salary
Other Executive Officer	1x base salary

Total value is to be determined based on the higher of the market value of the stock, including unvested time-based restricted stock, at the time the executive received the stock or at the time of calculation of the value. The Chief Executive Officer and other executives must comply with the stock ownership requirement within three years of the effective date of the policy or five years from the date of hire or appointment to these positions, whichever happens last, and continue to comply with the requirements throughout their tenures as officers of the Corporation.

Item 5.03	Financial Statements and Exhibits.

On June 29, 2017, the Board of Directors of the Corporation approved an amendment to Article Second of the Corporation’s Amended and Restated Articles of Incorporation to change its resident agent in Puerto Rico. The amendment became effective on June 30, 2017 upon the filing with the Secretary of State of Puerto Rico of a Certificate of Amendment.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits

Exhibit No.	Description
3.1	First BanCorp. Certificate of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017	FIRST BANCORP

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
3.1	First BanCorp. Certificate of Amendment